Exhibit 99.1

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST ANNOUNCES FINAL TAX REPORTING
INFORMATION FOR 2004 COMMON AND PREFERRED SHARE DISTRIBUTIONS

DALLAS — (February 1, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced the tax reporting (Federal Form 1099-DIV) information for the 2004 distributions on its common shares and its Series A preferred shares.

The income tax treatment for the 2004 distributions for Ashford Hospitality Trust, Inc. Common Stock CUSIP # 044103109 traded on the NYSE under ticker symbol “AHT” is as follows:

				Distribution Type
				Ordinary
Declaration	Record	Payable	Distributions	Taxable	Return of
Dates	Dates	Dates	Per Share	Dividend	Capital
03-15-04	3-31-04	04-15-04	$0.0600	$0.023639	$0.036361
06-16-04	06-30-04	07-15-04	$0.1000	$0.039397	$0.060603
09-13-04	09-30-04	10-15-04	$0.1400	$0.055157	$0.084843

		TOTALS	$0.3000	$0.118193	$0.181807

		PERCENT	100.00%	39.3977%	60.6023%

The $0.15 per common share dividend, declared on December 15, 2004, and distributed on January 18, 2005, will be included in the shareholders’ income for the year 2005.

The income tax treatment for the 2004 distributions for Ashford Hospitality Trust, Inc. Series A Preferred Stock CUSIP # 044103028 on the NYSE traded under ticker symbol “AHT PrA” is as follows:

				Distribution Type
				Ordinary
Declaration	Record	Payable	Distributions	Taxable
Dates	Dates	Dates	Per Share	Dividend
12-17-04	12-31-04	01-18-2005	$0.5878	$0.5878

		TOTALS	$0.5878	$0.5878

		PERCENT	100.00%	100.00%

     None of the dividends classified above as ordinary income represent “qualified dividend income” and therefore are not eligible for reduced rates.

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254 Phone: (972) 490-9600

AHT Announces Final Tax Reporting Information for 2004 Distributions

February 1, 2005

The Company did not incur any foreign taxes. This information represents FINAL income allocations.

Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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